UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2022

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
Approval of Hawaii-American Water Company General Rate Case
On June 16, 2022, the Public Utilities Commission of the State of Hawaii (the “HPUC”) issued an order approving a stipulation of settlement with respect to a general rate case filed on August 18, 2021 by Hawaii-American Water Company (“Hawaii-American Water”), a wholly owned subsidiary of American Water Works Company, Inc. Under the HPUC’s order, Hawaii-American Water’s Hawaii Kai District has been authorized additional annualized wastewater revenues of $1.7 million, based on an authorized return on equity (“ROE”) of 9.92%, an aggregate authorized rate base of $38.4 million, and authorized capital structure with an equity component of 50.0%. New rates will be effective upon subsequent approval by the HPUC of final tariffs.
A copy of the press release issued by Hawaii-American Water on June 21, 2022 has been filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01    Financial Statement and Exhibits.

(d) Exhibits.

The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description
99.1*	Press Release, dated June 21, 2022, issued by Hawaii-American Water Company.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	June 21, 2022	By:	/s/ M. SUSAN HARDWICK
M. Susan Hardwick
President and Chief Executive Officer

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